Exhibit 99.1

Community Valley Bancorp Reports Earnings for First Quarter 2007

(Chico, CA 4/18/07) – Community Valley Bancorp, parent company of Butte Community Bank (the “Bank”) and BCB Insurance Agency, LLC (the “Agency”), today announced its financial results for the first quarter ended March 31, 2007.

The Company continues to experience strong balance sheet growth with total assets increasing $65,884,000, or 13.0%, from $506,481,000 as of March 31, 2006, to $572,365,000 at March 31, 2007. Deposits grew over the same period by $60,702,000, or 13.6%, from $444,833,000 at March 31, 2006, to $505,535,000 at March 31, 2007. Loans, net of allowance for loan losses, increased $10,260,000, or 2.3%, from $438,419,000 at March 31, 2006, to $448,679,000 at March 31, 2007.

Interest-bearing deposits increased $68,017,000, or 18.7%, from $363,128,000 at March 31, 2006, to $431,145,000 at March 31, 2007.  Non-interest bearing demand deposits decreased $7,315,000 from $81,705,000 at March 31, 2006 to $74,390,000 at March 31, 2007.  Management feels that the decrease in the non-interest bearing deposit is a result of the movement of funds to higher yielding interest bearing accounts.

Non-interest income of $1,714,000 increased 15.6% from the prior year's first quarter level of $1,483,000. Increases were realized in service charges on deposit accounts, commissions realized from the sales of non-deposit investment products and merchant fee income.  Other areas such as our Payroll Services division and Butte Community Bank Insurance Agency, which together contributed $93,000, were the primary reasons for the year over year increase.

Net interest income for the first quarter of 2007 of $7,234,000 declined $307,000 or 4.2%, compared with $7,541,000 for the first quarter of 2006. This decrease was due to significantly higher interest rates paid on deposits to fund the growth in earning assets but was mitigated by the growth in interest income on those assets.

First quarter earnings of $1,250,000 represent a decrease of $499,000 over 2006 first quarter earnings of $1,749,000. On a diluted per share basis, first quarter earnings were $0.17 compared to $0.23 for the same period in 2006.

Industry-wide factors affected first quarter results. The decline in the real estate construction market coupled with the increase in deposit costs resulted in a decrease in net income for the first quarter of 2007. To offset this change in the lending environment, management is enhancing other loan sources such as SBA and other government loan programs and increasing the focus in commercial loans.

Non-interest expense of $6,705,000 increased 16.4% over the $5,760,000 reported for the first quarter of 2006. This was primarily due to increases in salaries paid as a result of normal cost of living raises, and new employees hired over the past twelve month period as the Company continued to grow.  Increases were also realized in occupancy costs and furniture fixture and equipment expenses associated with the relocation to new facilities for the Red Bluff, Corning, Marysville and Redding branches.  Additional occupancy costs will be incurred throughout 2007 due to the three new branches scheduled for opening in Anderson, Redding and Yuba City.  While impacting our 2007 performance, this investment in the future of the Company will solidify our presence throughout the North State.

Asset quality remains strong with only $78,000 in non-performing loans as of March 31, 2007, representing ..02% of total loans compared to $309,000 in non-performing loans at March 31, 2006. By comparison the industry average was 0.71% of total loans for the Company’s peer group, based on data provided as of December 31, 2006. There were no net charge-offs for the quarter ended March 31, 2007 or for the period ended March 31, 2006.

	March 31, 2007	March 31, 2006	% Change
ASSETS
Cash and due from banks	17,727,000	16,635,000	6.56%
Federal funds sold	60,230,000	9,735,000	518.70%
Interest-bearing deposits in bank	1,684,000	5,348,000	-217.58%
Investment securities	5,067,000	6,587,000	-30.00%

Loans and leases:
Real estate	297,893,000	302,470,000	-1.54%
Commercial	108,509,000	99,949,000	8.56%
Consumer	43,310,000	40,141,000	7.89%
Other	4,976,000	1,867,000	166.52%
Deferred loan and lease originations fees, net	(660,000)	(1,047,000)	-58.64%
Allowance for loan and lease losses	(5,349,000)	(4,961,000)	7.82%
Total loans and leases, net	448,679,000	438,419,000	2.34%

Bank premises and equipment	17,020,000	11,343,000	50.05%
Accrued interest and other assets	21,958,000	18,414,000	19.25%

Total Assets	572,365,000	506,481,000	13.00%

LIABILITIES
Noninterest-bearing deposits	74,390,000	81,705,000	-9.83%
Interest checking, money market & savings	271,702,000	226,958,000	19.71%
Time deposits	159,443,000	136,170,000	17.09%

Total deposits	505,535,000	444,833,000	13.65%

Short-term borrowings	1,185,000	954,000	24.21%
Long-term debt	8,248,000	8,248,000	0.00%
Accrued interest and other liabilities	10,480,000	9,312,000	12.54%

Total Liabilities	525,448,000	463,347,000	13.40%

SHAREHOLDERS’ EQUITY
Common Stock and Retained Earnings	46,917,000	43,134,000	8.77%

Total Liabilities and Shareholders’ Equity	572,365,000	506,481,000	13.00%

Nonperforming loans and leases to total loans and leases	0.02%	0.07%
Net charge-offs to average loans and leases (annualized)	0.00%	0.00%
Allowance for loan and lease loss to total loans and leases	1.18%	1.12%
Leverage Ratio	10.43%	10.30%
Tier 1 Risk-Based Capital Ratio	11.03%	10.80%
Total Risk-Based Capital Ratio	12.10%	11.80%

	March 31, 2007	March 31, 2006	% Change

Interest income	$10,615,000	$9,268,000	14.53%
Interest expense	3,381,000	1,727,000	95.77%

Net interest income	7,234,000	7,541,000	-4.24%
Provision for loan and lease losses	75,000	225,000	-200.00%
Total noninterest income	1,714,000	1,483,000	15.58%
Total noninterest expense	6,705,000	5,760,000	16.41%

Income before taxes	2,168,000	3,039,000	-40.18%
Income taxes	918,000	1,290,000	-40.52%

Net income	$1,250,000	$1,749,000	-39.92%

Basic earnings per share	$0.17	$0.24	-41.18%
Diluted earnings per share	$0.17	$0.23	-35.29%
Average diluted shares outstanding	7,567,959	7,648,000	-1.06%

Net interest margin as a percentage	5.78%	6.77%	-17.13%

Operating Ratios:
Return on average assets	0.90%	1.42%	-57.78%
Return on average equity	11.05%	16.61%	-50.32%
Efficiency ratio (fully taxable equivalent)	74.93%	63.83%	17.39%

Other Information and Disclaimers

About Community Valley Bancorp

Butte Community Bank, a subsidiary of Community Valley Bancorp (NASDAQ: CVLL), is a progressive Northern California bank that combines traditional deposit and lending services with innovative banking solutions.  Butte Community Insurance Agency, LLC formerly CVB Insurance Agency, LLC, the newest subsidiary of Community Valley Bancorp, is a full-service insurance agency offering all lines of coverage from auto and health to commercial and farm packages.

Founded in 1990, Butte Community Bank is California state-chartered with 13 branches in ten cities including Chico, Colusa, Corning, Magalia, Marysville, Oroville, Paradise, Red Bluff, Redding and Yuba City.  It also operates loan production offices in Citrus Heights and Gridley. Community Valley Bancorp has headquarters in Chico, California.

Forward Looking Statement Disclosure

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended and Community Valley Bancorp intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements describe the Company’s expectations regarding future events and developments and are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the Company’s future financial results and performance. This could cause results of performance to differ materially from those expressed in the Company’s forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward looking statements. All forward-looking statements are representative only on the date hereof.